NEWS RELEASE

CONTACTS:
       Media - Alan H. McCoy, Vice President, Public Affairs (513) 425-2826 Investors - James L. Wainscott, Vice President & Treasurer (513) 425-5392


          AK STEEL APPOINTS NEW STOCK TRANSFER AGENT AND NOTES TRUSTEE


MIDDLETOWN, OH, September 15, 1997 - AK Steel (NYSE:AKS) today announced the appointment of The Fifth Third Bank, Cincinnati, Ohio, as successor transfer agent and registrar for AK Steel's common and preferred equity securities, as well as successor trustee for the company's 10 3/4% Senior Notes Due 2004 and 9 1/8% Senior Notes Due 2006. Fifth Third Bank will also serve as the disbursement agent for dividend payments, paying agent for interest payments and as the agent and plan administrator for AK Steel's dividend reinvestment plan.

         AK Steel also announced that it has established a direct deposit service for dividend and interest payments to its stockholders and noteholders.

         AK Steel produces flat-rolled steel for automotive, appliance, construction and manufacturing markets. The company employs about 5,800 people in plants and offices in Middletown and Ashland, Kentucky.



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